EXHIBIT 10.2
TERMINATION AMENDMENT TO THE
LITTELFUSE, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     This Termination Amendment to the Littelfuse, Inc. Supplemental Executive Retirement Plan (the “SERP”) is made by Littelfuse, Inc. (the “Employer”), effective December 31, 2009:
RECITALS
     WHEREAS, the Employer maintains the SERP;
     WHEREAS, the Employer’s Board of Directors (the “Board”) previously approved, on April 24, 2009, the amendment of the SERP to freeze benefit accruals for the 2009 calendar year (“Prior Suspension”); and
     WHEREAS, the Board has separately authorized the Chief Executive Officer of the Employer to determine on behalf of the Board, in his sole discretion, whether to permanently freeze the SERP effective January 1, 2010 or terminate the SERP effective on or before January 1, 2010, and to amend the SERP to change the interest rate;
AMENDMENT & TERMINATION
     NOW THEREFORE, the SERP is hereby amended and terminated, effective December 31, 2009, as follows:
     1. The SERP is terminated, effective December 31, 2009 (“Termination Date”).
     2. All Participant accounts shall be fully vested as of the Termination Date, as required by Section 5.2 of the SERP.
     3. Participants’ benefits and credits suspended for the 2009 Plan Year under the First Amendment to the SERP are hereby reinstated.
     4. Section 3.5(b) of the SERP shall be amended to add the following sentence: “Notwithstanding the foregoing, interest credited to accounts on or after January 1, 2010 and prior to benefit commencement, shall be equal to the 5-year Treasury constant maturity rate.”
     5. Section 3.5 of the SERP shall be amended to correct the scrivener’s error in paragraph (e) so that the Section referenced therein is Section 3.8(b)(iii).
     IN WITNESS WHEREOF, this Termination Amendment is hereby approved on                                         , 2009, pursuant to authority granted by the Board on July 27, 2009.

Littelfuse, Inc.
By:
Gordon Hunter, Chief Executive Officer